UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2014

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio		44406-05555
(Address of principal executive offices)		(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 29, 2014, Farmers National Banc Corp. (the “Company”) issued a press release announcing that its Board of Directors had approved a voluntary odd-lot buy-back program (the “Program”). Under the Program, the Company is offering to purchase shares from shareholders who own 99 or fewer of the Company’s common shares on or after July 29, 2014, the effective date for the Program, through the intended expiration date on August 29, 2014, and who continue to hold such shares, at a price of $7.68 per share, subject to the Program’s terms and conditions. Only shareholders owning 99 shares or less are eligible to participate in the Program. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The Company also mailed on July 29, 2014 a letter to shareholders about the Program along with various documents describing the Program and its specific terms and conditions. A copy of the letter to shareholders is attached hereto as Exhibit 99.2.

Also on July 29, 2014, the Company mailed a letter to shareholders regarding its financial results for the quarter ended June 30, 2014, a copy of which is attached hereto as Exhibit 99.3.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 29, 2014 (filed herewith)

99.2	Letter to Shareholders, dated July 29, 2014 (filed herewith)

99.3	Letter to Shareholders, dated July 29, 2014 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: July 29, 2014